Exhibit 10.7

SCHLUMBERGER 2008 STOCK INCENTIVE PLAN

(Amended and Restated as of July 19, 2017)

1.	Purpose of the Plan

This Schlumberger 2008 Stock Incentive Plan (the “Plan”) was adopted by Schlumberger Limited (the “Company”) and is intended as an incentive to key employees of the Company and its subsidiaries (as defined in Section 3(a) below). Its purposes are to retain employees with a high degree of training, experience and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons and to promote the active interest of such persons in the development and financial success of the Company.

2.	Administration of the Plan

(a)Compensation Committee. The Board of Directors of the Company (the “Board”) shall appoint and maintain a Compensation Committee (the “Committee”) consisting of at least three (3) members of the Board, none of whom is an officer or employee of the Company, who shall serve at the pleasure of the Board. No member of such Committee shall be eligible to receive Awards under the Plan during his or her tenure on the Committee.

(b)Committee Powers. The Committee shall have full power and authority to interpret the provisions of the Plan and supervise its administration. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members; provided, however, that the Committee may delegate its authority to grant awards hereunder to the chairperson of the Committee or any other member of the Committee to act in his or her absence, subject to such terms, conditions and limitations as the Committee may prescribe in its discretion. Any decision reduced to writing and signed by a majority of the members shall be fully effective as if adopted by a majority at a meeting duly held. The Committee may from time to time grant incentive stock options and non qualified stock options (“Stock Options”) and restricted stock and restricted stock units (“Stock Awards”) under the Plan to the persons described in Section 3 hereof. Subject to the provisions of the Plan, the Committee shall have full and final authority to determine the persons to whom Stock Options and Stock Awards (collectively referred to as “Awards”) hereunder shall be granted, the number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) to be covered by each Award (except that no participant may be granted Stock Options or Stock Awards more than 750,000 shares of Common Stock during the life of the Plan), whether each Stock Option is designated an “incentive stock option” or a “non qualified stock option,” and all other terms of each Award consistent with the provisions of this Plan. If the exercise period of an outstanding Stock Option is continued following a holder’s termination of employment as provided in Section 5 hereof, and the holder engages in “detrimental activity” as defined in Section 5(d)(iv)(E), the Committee shall have the authority in its discretion to cause such option to be forfeited and certain option exercises thereunder to be rescinded as provided for in Section 5.

(c)Committee Liability. No member of the Committee shall be liable for anything done or omitted to be done by him or by her or any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3.	Grants of Awards

(a)Eligibility for Awards. The persons eligible for participation in the Plan as recipients of Awards shall include only employees of the Company or its “subsidiary corporations” as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and hereinafter referred to as “subsidiaries,” who are executive, administrative, professional or technical personnel who have responsibilities affecting the management, direction, development and financial success of the Company or its subsidiaries. No Director of the Company who is not also an employee is eligible to participate in the Plan, nor is any employee who owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary. An employee may receive more than one grant of Awards at the Committee’s discretion including simultaneous grants of different forms of Awards.

(b)Discretion in and Documentation of Awards. The Committee in granting Awards hereunder shall have discretion to determine the terms and conditions upon which such Awards may vest and become exercisable, subject to and as further described in Section 5 and 6 of this Plan. Each grant of an Award shall be communicated, in the form and manner decided by the Committee, to the person to whom such Award is granted. In addition, the Committee may require that the grant be confirmed by an agreement, and may require that the optionee execute such agreement.

(c)Form of Awards. Awards may be granted in the following forms:

(i)	a Stock Option, in accordance with Section 5, or
(ii)	a Stock Award in accordance with Section 6, or
(iii)	a combination of the foregoing.

(d)Employment for Plan Purposes. For purposes of the Plan, employment with the Company shall include employment with any subsidiary of the Company, and Awards granted under the Plan shall not be affected by an employee’s transfer of employment from the Company to a subsidiary, from a subsidiary to the Company or between subsidiaries of the Company.

(e)Payment of Purchase Price for Stock Options. The purchase price of the shares of Common Stock as to which a Stock Option is exercised shall be paid in full at the time of the exercise subject to such rules, procedures and restrictions as the Committee may prescribe from time to time: (i) in cash or by certified check; (ii) by the tender or delivery of shares of Common Stock; (iii) by authorizing the Company to withhold a number of shares of Common Stock otherwise deliverable on the exercise of the Stock Options, in either case, with a Fair Market Value (as determined according to Section 5(b) hereof) at the time of exercise equal to the total option price; or (iv) by a combination of the methods described in (i), (ii) and (iii).

4.	Shares of Common Stock Subject to the Plan

Subject to adjustment as provided in Section 8 hereof, there shall be subject to the Plan 10,000,000 shares of Common Stock. All of the shares of Common Stock authorized for issuance may be issued pursuant to Stock Options, including “incentive stock options” for purposes of Section 422 of the Code. No more than 1,500,000 shares of Common Stock of the shares authorized shall be available for the Stock Awards. The shares of Common Stock subject to the Plan shall consist of authorized and unissued shares or previously-issued shares reacquired and held by the Company or any subsidiary. Until termination of the Plan, the Company shall at all times make available a sufficient number of shares of Common Stock to meet the requirements of the Plan. After termination of the Plan, the number of shares of Common Stock reserved for purposes of the Plan from time to time shall be only such number of shares of Common Stock as are issuable under then outstanding Awards.

The number of shares of Common Stock that are the subject of Awards under the Plan that are forfeited or terminated or expire unexercised shall not count against the aggregate plan maximum and shall again immediately become available for grants hereunder. Shares of Common Stock delivered under the Plan in settlement of an award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the New York Stock Exchange (“NYSE”) for equity compensation plans applies. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares of Common Stock against the Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to the Plan.

5.	Terms of Stock Options

(a)Incentive Stock Options. The Committee may designate a Stock Option as an “incentive stock option” for purposes of Section 422 of the Code, and any Stock Option that is not so designated shall not be an incentive stock option. Stock Options granted under this Plan that are designated as “incentive stock options” may be granted with respect to any number of shares of Common Stock, up to the full number of shares of Common Stock subject to the Plan, provided that the aggregate Fair Market Value of such shares of Common Stock (determined in accordance with Section 5(b) below at the time the option is granted) with respect to which such options are exercisable for the first time by an employee during any one calendar year (under all such plans of the Company and any subsidiary of the Company) shall not exceed $100,000. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which incentive stock options (determined without regard to this subsection) are exercisable for the first time by any employee during any calendar year (under all plans of the employer corporation and its parent and subsidiaries) exceeds $100,000, such options shall be treated as options which are not incentive stock options.

(b)Purchase Price; Fair Market Value. The purchase price of each share of Common Stock subject to a Stock Option shall be determined by the Committee prior to granting a Stock Option. The Committee shall set the purchase price for each share of Common Stock at either the fair market value (the “Fair Market Value”) of each share of Common Stock on the date the Stock Option is granted, or at such other price as the Committee in its sole discretion shall determine, but not less than one hundred percent (100%) of such Fair Market Value. After it is granted, no Stock

Option may be amended to decrease the purchase price, no Stock Option may be granted in substitution for an outstanding Stock Option with a purchase price lower than the purchase price of an outstanding Stock Option and no Stock Option may be otherwise repriced directly or indirectly. The Fair Market Value of a share of Common Stock on a particular date shall be deemed to be the mean between the highest and lowest composite sales price per share of the Common Stock in the NYSE Composite Transactions Quotations, as reported for that date, or, if there is no such reported prices for that date, the reported mean price on the last preceding date on which a composite sale or sales were effected on one or more of the exchanges on which the shares of Common Stock were traded shall be the Fair Market Value.

(c)Permitted Restriction on Transfer of Option shares of Common Stock. At the time of the grant of a Stock Option, the Committee may determine that the shares of Common Stock covered by such option shall be restricted as to transferability when and if such shares of Common Stock are delivered upon exercise. If so restricted, such shares of Common Stock shall not be sold, transferred or disposed of in any manner, and such shares of Common Stock shall not be pledged or otherwise hypothecated until the restriction expires by its terms. The circumstances under which any such restriction shall expire shall be determined by the Committee and shall be communicated to the optionee in connection with the grant of the option to purchase such shares of Common Stock.

(d)Terms Related to Exercise.

(i)Exercise Schedule. Subject to the requirements of paragraphs (A) and (B) below, each Stock Option granted hereunder shall be exercisable in one or more installments (annual or other) on such date or dates as the Committee may in its sole discretion determine and communicate to the optionee in communicating the grant of the option.

(A)No Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted (the maximum term established by the Committee with respect to a particular Stock Option is hereinafter referred to as the “Option Period”).

(B)Except in the case of death or disability (as described in Section 5(d)(iv)(B) or 5(d)(v)(B)), no Stock Option shall vest or become exercisable with respect to any portion of the shares of Common Stock thereunder unless and until the recipient remains in the employment of the Company or a subsidiary for a period of at least one (1) year from the date of grant of the option (which provision shall not be construed to impair in any way the right of the Company or subsidiary to terminate such employment).

(ii)Cumulative Exercise Rights. The right to purchase shares of Common Stock shall be cumulative so that when the right to purchase any shares of Common Stock has accrued, such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Stock Option.

(iii)Reload. No Stock Option may include provisions that “reload” the option upon exercise.

(iv)Termination of Employment and Subsequent Events.

(A)If the optionee’s employment with the Company or any subsidiary is terminated with the consent of the Company and provided such employment is not terminated for cause (of which the Committee shall be the sole judge), the Committee may permit such Stock Option to be exercised by such optionee at any time during the period of three (3) months after such termination or the remainder of the Option Period whichever is less, provided that such option may be exercised only to the extent it was exercisable on the date of such termination.

(B)In the event an optionee dies while in the employ of the Company or any subsidiary, any outstanding Stock Option shall automatically become fully vested and exercisable by the person or persons entitled thereto under the optionee’s will or the laws of descent and distribution during the “Post-Death Exercise Period.” The Post-Death Exercise Period shall commence on the date of the optionee’s death and shall end sixty (60) months thereafter or the remainder of the Option Period whichever is less.

(C)In the event an optionee dies after termination of employment but prior to the exercise in full of any Stock Option which was exercisable on the date of such termination, such option may be exercised by the person or persons entitled thereto under the optionee’s will or the laws of descent and distribution during the Post-Death Exercise Period but only to the extent exercisable by the optionee at the date of death. For purposes of this Section 5(d)(iv)(C), the Post- Death Exercise Period shall commence on the date of the optionee’s termination of employment and shall end sixty (60) months thereafter or the remainder of the Option Period whichever is less.

(D)If the optionee’s employment with the Company or any subsidiary is terminated without the consent of the Company for any reason other than the death of the optionee, or if the optionee’s employment with the Company or any subsidiary is terminated for cause, his or her rights under any then outstanding Stock Option shall terminate immediately. The Committee shall be the sole judge of whether the optionee’s employment is terminated without the consent of the Company or for cause.

(E)Notwithstanding the foregoing, if the optionee engages in “detrimental activity” (as defined below in this subclause) within one year after termination of employment for any reason other than retirement or disability, the Committee, in its discretion, may cause the optionee’s right to exercise such option to be forfeited. Such forfeiture may occur at any time after the Committee determines that the optionee has engaged in detrimental activity and prior to the actual delivery of all shares of Common Stock subject to the option pursuant to the exercise of such option. If an allegation of detrimental activity by an optionee is made to the Committee, the Committee, in its discretion, may suspend the exercisability of the optionee’s options for up to two months to permit the investigation of such allegation. In addition, if the optionee engages in detrimental activity within one year following termination of employment for any reason other than retirement or disability (which are addressed below in Section 5(d)(v)(D)), the Committee, in its discretion, may rescind any option exercise made within the period commencing six months preceding the date of the optionee’s termination of employment and ending three months following such termination. For purposes of the Plan,

“detrimental activity” means activity that is determined by the Committee in its sole and absolute discretion to be detrimental to the interests of the Company or any of its subsidiaries, including but not limited to situations where such optionee: (1) divulges trade secrets of the Company, proprietary data or other confidential information relating to the Company or to the business of the Company and any subsidiaries, (2) enters into employment with a competitor under circumstances suggesting that such optionee will be using unique or special knowledge gained as a Company employee to compete with the Company, (3) uses information obtained during the course of his or her prior employment for his or her own purposes, such as for the solicitation of business, (4) is determined to have engaged (whether or not prior to termination) in either gross misconduct or criminal activity harmful to the Company, or (5) takes any action that harms the business interests, reputation, or goodwill of the Company or its subsidiaries.

(v)Retirement, Disability and Subsequent Events.

(A)If the optionee’s employment with the Company or any subsidiary is terminated due to retirement, such Stock Option shall be exercisable by such optionee at any time during the period of sixty (60) months after such termination or the remainder of the Option Period, whichever is less (the “Retirement Exercise Period”), provided that such option may be exercised after such termination and before expiration only to the extent that it is exercisable on the date of such termination. For purposes of this Section 5(d)(v), “retirement” shall mean termination of the optionee’s employment with the Company and all affiliates at or after (i) age 55 or (ii) age 50 and completion of at least 10 years of service with the Company and all affiliates.

(B)If the optionee’s employment with the Company is terminated due to disability, such Stock Option shall automatically become fully vested and exercisable. Such optionee may exercise the outstanding Stock Option at any time during the period of sixty (60) months after such termination or the remainder of the Option Period, whichever is less (the “Disability Exercise Period”). For purposes of the Plan, “disability” means such disability (whether through physical or mental impairment) which totally and permanently incapacitates the Optionee from any gainful employment in any field which the Optionee is suited by education, training, or experience, as determined by the Committee in its sole and absolute discretion.

(C)In the event an optionee dies during the Retirement Exercise Period or the Disability Exercise Period, such Stock Option may be exercised by the person or persons entitled thereto under the optionee’s will or the laws of descent and distribution to the extent exercisable by the optionee at the date of death and to the extent the term of the Option Period has not expired within such Retirement Exercise Period or Disability Exercise Period.

(D)Notwithstanding the foregoing, if the optionee engages in “detrimental activity” (as defined in Section 5(d)(iv)(E)) within five years after termination of employment by reason of retirement or disability, the Committee, in its discretion, may cause the optionee’s right to exercise such option to be forfeited. Such forfeiture may occur at any time after the Committee determines that the optionee has engaged in detrimental activity and prior to the actual delivery of all shares of Common Stock subject to the option pursuant to the exercise of such option. If an allegation of detrimental activity by an optionee is made to the Committee, the Committee, in its discretion, may suspend the exercisability of the optionee’s options for up to two months to permit the investigation of such allegation. In addition, if the optionee engages in detrimental activity within five years following termination of employment by reason of retirement or disability, the Committee, in its discretion, may rescind any option exercise made within the period commencing six months preceding the date of the optionee’s termination of employment by retirement and ending one year following such termination.

6.	Stock Awards

An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to the Plan shall be determined by the Committee, subject to the limitations provided herein. Each Stock Award shall be subject to a vesting schedule, restriction period or holding period, or any combination thereof, totaling at least three years from the date of the Stock Award, provided that the Committee may provide for earlier vesting, lapse of restriction or end of holding period upon a termination of employment by reason of death or disability.

Any Stock Award granted to a person who is an executive officer of the Company at the time of grant shall be performance-based and not eligible for vesting based solely on the passage of time.

Without limiting the type or number of Stock Awards that may be made under the other provisions of the Plan, a Stock Award may be in the form of a performance award. The terms, conditions and limitations applicable to any performance awards granted to participants pursuant to the Plan shall be determined by the Committee, subject to the limitations set forth below. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the amount of performance awards that will be paid out to the participant.

(a)Nonqualified Performance Awards. Performance Awards granted to participants that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions, and restrictions as the Committee or its delegate shall determine.

(b)Qualified Performance Awards. Performance Awards granted to participants under the Plan that are intended to qualify as qualified performance based compensation under Section 162(m) of the Code shall be paid, vested, or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the performance goal relates and (ii) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a performance goal may be based on one or more business criteria that apply to the participant, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A performance goal may include one or more of the following: Increased revenue; Net income measures (including but not limited to income after capital costs and income before or after taxes); Stock price measures (including but not limited to growth measures and total shareholder return); Market share; Earnings per share (actual or targeted growth); Earnings before interest, taxes, depreciation, and amortization (“EBITDA”); Economic value added (“EVA®”); Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities); Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income and sales volumes); Expense measures (including but not limited to finding and development costs, overhead cost and general and administrative expense); Margins; Proceeds from dispositions; Total market value; and Corporate values measures (including ethics compliance, environmental, and safety).

Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to qualified performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those participants whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of performance goals for qualified performance Awards, the Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any qualified performance Awards made pursuant to the Plan shall be determined by the Committee.

7.	Assignability

Awards granted under the Plan shall not be assignable or otherwise transferable by the recipient except by will or the laws of descent and distribution. Otherwise, Awards granted under this Plan shall be exercisable during the lifetime of the recipient, to the extent applicable, (except as otherwise provided in the Plan or in the documentation of the grant for Awards other than “incentive stock options”) only by the recipient for his or her individual account, and no purported assignment or transfer of such Awards thereunder, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Awards thereunder shall terminate and become of no further effect.

8.	Taxes

Withholding of any taxes may be satisfied by (i) transfer to the Company of shares of Common Stock theretofore and by the holder of the Award or (ii) withholding from the shares of Common Stock otherwise deliverable under the Award, in either case, with respect to which withholding is required, up to the maximum tax rate applicable to the participant, as determined by the Committee. If shares of Common Stock are used to satisfy tax withholding, such shares of Common Stock shall be valued based on the Fair Market Value when the tax withholding is required to be made. An optionee’s election pursuant to this section must be made on or before the date of exercise or vesting and must be irrevocable. The Committee may make such other provisions and rules as it may deem appropriate for the withholding of taxes in connection with any Awards granted under the Plan.

9.	Reorganizations and Recapitalizations of the Company

(a)The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the shares of Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)Except as hereinafter provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards granted hereunder.

(c)If, and whenever, prior to the delivery by the Company or a subsidiary of all of the shares of Common Stock which are subject to the Awards or rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, the number of shares of Common Stock subject to the Plan shall be proportionately adjusted and the number of shares of Common Stock with respect to which outstanding Awards or other property subject to an outstanding Award granted hereunder shall:

(i)in the event of an increase in the number of outstanding shares of Common Stock, be proportionately increased, and the cash consideration (if any) payable per share of Common Stock shall be proportionately reduced; and

(ii)in the event of a reduction in the number of outstanding shares of Common Stock, be proportionately reduced, and the cash consideration (if any) payable per share of Common Stock shall be proportionately increased.

(d)If the Company merges with one or more corporations, or consolidates with one or more corporations and the Company shall be the surviving corporation, thereafter, upon any exercise of Awards granted hereunder, the recipient shall, at no additional cost (other than the option price, if any) be entitled to receive (subject to any required action by stockholders) in lieu of the number of shares of Common Stock as to which such Awards shall then be exercisable or vested the number and class of shares of stock or other securities to which the recipient would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the recipient had been the holder of record of the number of shares of Common Stock of the Company equal to the number of shares of Common Stock as to which such Awards shall be exercisable or vested. Upon any reorganization, merger or consolidation where the Company is not the surviving corporation or upon liquidation or dissolution of the Company, unless provisions are made in connection with such reorganization, merger or consolidation for the assumption of such Awards, all outstanding Awards shall be fully exercisable and vested by the Company and all holders given notice to permit exercise for 30 days prior to cancellation of the Awards as of the effective date of any such reorganization, merger or consolidation, or of any dissolution or liquidation of the Company.

(e)The Committee shall have the authority to determine whether this Section 9 applies to any transaction or event and to determine any adjustment or other action that it deems appropriate under this Section 9.

10.	Registration under Securities Act of 1933 and Exchange Listing

It is intended that the Awards and shares of Common Stock covered by the Plan will be registered under the Securities Act of 1933, as amended. At the time any shares of Common Stock are issued or transferred pursuant to an Award, such shares of Common Stock will have been listed (or listed subject to notice of issuance) on the NYSE.

11.	Plan Term

The Plan became effective January 17, 2008 upon stockholder approval at the Company’s 2008 annual general meeting of stockholders. The Plan was amended by the Committee effective as of April 17, 2008 and June 30, 2013 and was thereafter amended and restated effective as of July 19, 2017. No Awards shall be granted pursuant to the Plan after January 17, 2018.

12.	Amendment or Termination

The Board may amend, alter, suspend or discontinue the Plan at any time insofar as permitted by law, but no amendment or alteration shall be made without the approval of the stockholders of the Company:

(a)if, except as contemplated by Section 9 hereof, the amendment would permit the decrease of the purchase price of a Stock Option after the grant of the Stock Option or grant to the holder of an outstanding Stock Option, a new Stock Option with a lower purchase price in exchange for the outstanding Stock Option; or

(b)if the amendment or alteration would constitute a material revision to the Plan requiring stockholder approval under applicable legal requirements or the applicable requirements of the NYSE or such other securities exchange on which the Company’s Common Stock is listed.

No amendment of the Plan shall alter or impair any of the rights or obligations of any person, without his or her consent, under any Stock Option or right theretofore granted under the Plan.

13.	Government Regulations

Notwithstanding any of the provisions hereof or of any Award granted hereunder, the obligation of the Company or any subsidiary to sell and deliver shares of Common Stock under such Award to make cash payments in respect thereto shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, and the recipient shall not exercise or convert any Award granted hereunder, and that neither the Company nor any subsidiary will be obligated to issue any shares of Common Stock or make any payments under any such Award if the exercise thereof or if the issuance of such shares of Common Stock or if the payment made constitutes, or may constitute a violation by the recipient or the Company or any subsidiary of any provision of any applicable law, rule or regulation of any governmental authority or national securities exchanges.

14.	Non-United States Participants

The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on the date first written above.

SCHLUMBERGER LIMITED

By:	/s/ Paal Kibsgaard
Paal Kibsgaard

Title:	Chairman & CEO